Exhibit 10.4
*	Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.
AMENDMENT
between
TRUBION PHARMACEUTICALS, INC.
and
LONZA SALES AG
(successor in interest to Lonza Biologics, Inc. by way of novation)
to
MANUFACTURING SERVICES AGREEMENT
Dated November 21, 2005

Confidential
AMENDMENT TO MANUFACTURING SERVICES AGREEMENT
THIS AMENDMENT TO MANUFACTURING SERVICES AGREEMENT (“Amendment”) is made effective as of December 5, 2008 (the “Effective Date”) and is made between
(1)	Trubion Pharmaceuticals, Inc. (“Trubion”) and

(2)	Lonza Sales AG (“Lonza Sales”)
in order to amend that certain Manufacturing Services Agreement dated as of November 21, 2005, between Trubion and Lonza Biologics, Inc. (“Biologics”) (as amended and novated, the “MSA”). Lonza Sales is the successor in interest to Biologics under the MSA pursuant to that certain Novation Agreement effective as of January 1, 2007, among Trubion, Lonza Sales and Biologics.
The MSA relates to the manufacture of a product commonly referred to as TRU-015, however, under Section 3.4 (Product Substitution) of the MSA, the parties may agree to a product substitution. Trubion has requested and Lonza Sales has agreed to manufacture under the MSA a product commonly referred to as TRU-016, and the parties enter into this Amendment in order to amend the MSA as appropriate as a result of such substitution, as set forth in more detail below. Concurrently herewith, the parties are also entering into a quality agreement for TRU-016.
NOW, THEREFORE, the parties agree as follows:
1. Manufacture of TRU-016. Lonza Sales agrees to manufacture TRU-016 and perform related services under and in accordance with the terms of the MSA (as amended by this Amendment), and, in connection therewith, when and as the context requires, references in the MSA to TRU-015 shall be deemed to be references to TRU-016. Nothing in this Amendment shall affect either party’s rights or obligations with respect to TRU-015.
2. Amendments to MSA. The parties agree that, with respect to TRU-016, but not with respect to TRU-015 except when expressly stated below, the MSA is amended as follows:
     2.1. Technology Transfer and cGMP Manufacturing. Each party agrees to perform, in accordance with the applicable terms of the MSA and the Quality Agreement (defined below in Section 2.2.3), its respective obligations under and in accordance with the technology transfer and manufacturing process implementation plan jointly developed by the parties regarding the transfer of technology related to TRU-016 from Trubion to Lonza Sales, and the manufacture of TRU-016, including the timeline and statement of work set forth therein (the “TRU-016 Plan”), a copy of which is attached to this Amendment as Schedule 2-016, as the same may be amended from time to time by mutual written agreement of the parties. The TRU-016 Plan is incorporated into the MSA by this reference, and the services to be performed by Lonza Sales under the TRU-016 Plan constitute “Services” under the MSA.
     2.2. Section 1, Definitions. Section 1, Definitions, is amended as follows:
          2.2.1. Section 1.41, Master Cell Bank and Initial Master Cell Bank.
               2.2.1.1. The definition of the term “Master Cell Bank” is amended to read in its entirety as follows: “‘Master Cell Bank’ means Trubion’s reference deposit or collection of vials from the related Cell Line, and refers, as the context requires, to (a) [*] Master Cell Bank, and/or (b) any [*].”
               2.2.1.2. The term “[*]” is amended to mean the [*] pursuant to the TRU-016 Plan.
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          2.2.2. Section 1.48, Product. The term “Product” is amended to mean the proprietary Small Modular ImmunoPharmaceutical (SMIP™) protein known as TRU-016, including any derivatives and improvements thereof; and, when the context requires, the term “Product” also means and refers to any and all tangible forms of the Product which are manufactured under the MSA. The Product is also referred to as “TRU-016”.
          2.2.3. Section 1.50, Quality Agreement. The term “Quality Agreement” is amended to mean the quality agreement between Trubion and Lonza Sales of even date herewith which refers to TRU-016, a copy of which is attached to this Amendment as Exhibit A-016.
     2.3. Section 3.1(b) Subcontractors. The first sentence of Section 3.1(b), Subcontractors is amended to read in its entirety as follows: “Lonza shall not subcontract to its Affiliates (other than its Affiliate Lonza Biologics Inc) or to Third Parties (in such capacity, “Subcontractors”) any Services that Lonza is obligated to perform under this Agreement without, in each case, Trubion’s prior written approval, in its sole discretion.”
     2.4. Section 3.2, Raw Materials. The first sentence of Section 3.2, Raw Materials, is amended to read in its entirety as follows: “Except for the Cell Lines [*] which have been and shall continue to be supplied by or on behalf of Trubion to Lonza (at Trubion’s cost and expense) for use in performing the Services, and except for [*] required to perform the Services which shall be [*] and [*], Lonza shall at its cost and expense purchase all materials and components necessary to perform the Services and provide all necessary personnel, materials, facilities, equipment and other resources required to perform the Services.”
     2.5. Section 3.3, [*]. Notwithstanding anything herein to the contrary, the Parties hereby agree that the terms of Section 3.3(b) shall apply to the first Run of TRU-016.
     2.6. Section 5.1(c)(1), Price Adjustment. Section 5.1(c)(1), Price Adjustment, is amended to read in its entirety as follows: “For each Batch, Lonza shall have the right to increase the related Product Price as follows: (i) an increase of [*] in the Product Price for such Batch for each additional [*]; and/or (ii) an increase of [*] in the Product Price for such Batch for each additional [*]. The Product Price is based on the assumption that the Manufacturing Process takes [*]. Lonza agrees that the [*] shall be conducted [*] without any [*]. When the Manufacturing Process has been refined, Trubion may request and Lonza will entertain Trubion’s request for a reduction in Product Price in the event the refined Manufacturing Process [*]. The parties agree that Section 5.1(c)(2) shall remain unchanged. However, in the event that [*] of TRU-016 is delayed beyond [*] and such delay is caused solely by [*], Section 5.1(c)(2) shall not apply to that run.
     2.7. Section 6.2(b)(2), Critical Raw Materials. The parties agree that the initial list of “Critical Raw Materials” with respect to TRU-016 is attached to this Amendment as Exhibit D-016.
     2.8. Section 12.1, Control of Cell Lines and Cell Banks. Section 12.1, Control of Cell Lines and Cell Banks, is deemed to refer to the [*] and related Cell Line for TRU-016 that Trubion has delivered or will deliver to Lonza Sales in accordance with the TRU-016 Plan, and the foregoing shall be deemed to have been disclosed and delivered to Lonza Sales pursuant to the MSA. Section 12.2 Manufacturing Capabilities, LB PLC does not apply to TRU-016.
     2.9. Section 23.1, Notices. Section 23.1, Notices, is revised, with respect to TRU-015 and TRU-016, to provide that the second copy of each notice that is given to Trubion under the MSA shall be given to:
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Trubion Pharmaceuticals, Inc.
2401 Fourth Avenue, Suite 1050
Seattle, WA 98121
Attention: Vijay Yabannavar, VP, PD & Manufacturing
Facsimile: +1 (206) 838-0503
     2.10. Exhibit A, Quality Agreement. Exhibit A, Quality Agreement, to the MSA is replaced in its entirety with Exhibit A-016 to this Amendment. For the avoidance of doubt, this revision is effective with respect to TRU-016 only, and the Portsmouth Quality Agreement dated as of November 21, 2005, between Trubion and Biologics (now between Trubion and Lonza Sales by way of novation) shall continue to apply to TRU-015.
     2.11. Exhibit B, Coordinators. Exhibit B, Coordinators, to the MSA is replaced in its entirety, with respect to TRU-015 and TRU-016, with Exhibit B to this Amendment.
     2.12. Exhibit D, Initial List of Critical Raw Materials. Exhibit D, Initial List of Critical Raw Materials, to the MSA is replaced with Exhibit D-016 to this Amendment. For the avoidance of doubt, this revision is effective with respect to TRU-016 only.
     2.13. Exhibit E, Copy of Bulk Drug Specifications. Exhibit E, Copy of Bulk Drug Specifications, to the MSA is replaced with Exhibit E-016 to this Amendment. For the avoidance of doubt, this revision is effective with respect to TRU-016 only. The parties acknowledge and agree that Exhibit E-016 also includes the specifications for the [*] Product.
     2.14. Schedule 1, Description of Product. Schedule 1, Description of Product, to the MSA is replaced with Schedule 1-016 to this Amendment. For the avoidance of doubt, this revision is effective with respect to TRU-016 only.
     2.15. Schedule 2, Description of Services. Schedule 2, Description of Services, to the MSA is replaced with Schedule 2-016 to this Amendment. For the avoidance of doubt, this revision is effective with respect to TRU-016 only.
     2.16. Schedule 3, Prices and Schedule of Payments. Schedule 3, Prices and Schedule of Payments, to the MSA is amended to include Schedule 3-016 to this Amendment. For the avoidance of doubt, this revision is effective with respect to TRU-016 only, and relates only to the Services described in Schedule 2-016 to this Amendment.
     2.17. Exhibits and Schedules. All exhibits and schedules attached to this Amendment form an integral part of this Amendment and are incorporated into this Amendment by this reference.
     2.18. All Other Terms of MSA. All other terms and conditions of the MSA remain unchanged and are in full force and effect. In the event of any inconsistency or conflict between the terms of this Amendment and the terms of the MSA, the terms of this Amendment shall control.
     2.19. Headings; Capitalized Terms. All headings in this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment. Any capitalized term used but not defined in this Amendment shall have the meaning assigned to it in the MSA.
     2.20. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. This Amendment shall be effective upon full execution, and a signature transmitted via
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facsimile or other electronic means shall be deemed to be and shall be as effective as an original signature.
     2.21. Integration; Applicable Law. The attached Quality Agreement and the MSA, as amended by this Amendment, are the final and complete expression of the parties and set forth the entire understanding among the parties with respect to the subject matter hereof, and supersede any and all prior writings and negotiations, written and oral, between the parties with respect to such subject matter. No modifications will be binding unless executed in writing by both parties. This Amendment is governed by, and this Amendment and the obligations of the parties will be determined in accordance with, the laws of the State of New York, without reference to its choice of law rules. New York’s choice of law rules shall not be invoked for the purpose of applying the law of another jurisdiction.
The parties have executed this Amendment as of the Effective Date first written above.

TRUBION PHARMACEUTICALS, INC.		LONZA SALES AG

By:	/s/ PETER A. THOMPSON	By:	/s/ GERRY KENNEDY /s/ KAREN FALLON

Name:	Peter Thompson, MD, FACP	Name:	Gerry Kennedy Karen Fallon

Title:	Chairman, President & CEO	Title:	Authorized Signatory Authorized signatory

Date:	12/5/08	Date:	27 Nov 08 27 Nov 08

Confidential
Exhibit A-016
Quality Agreement